Exhibit 10.15

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (hereinafter referred to as this “Agreement”) has been executed by and among the following parties on July 30, 2019 in Beijing:

Party A:	Genetron (Tianjin) Co., Ltd., a limited liability company organized and existing under the PRC laws, with its address at Room 113(Deqing (Tianjin) Business Secretary Co., Ltd. No. 0720), Guotai Building No. 2, East of Yingbin Avenue, Tianjin Pilot Free Trade Zone (Central Business District) (hereinafter referred to as the “Pledgee”).

Party B:	Wang Sizhen, a Chinese citizen with Chinese Identification No.: [ ]

Wei Shuyan, a Chinese citizen with Chinese Identification No.: [ ]

Wang Xiaoge, a Chinese citizen with Chinese Identification No.: [ ]

Beijing Genetron Junmeng Investment Management Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 202, 2nd Floor, Building 10, Zone No.1, Courtyard No.8, Life Park Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing, China (the “Genetron Junmeng”); and

Zhuhai Genetron Junhe Investment Management Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 105-36710 (Centralized Office), No. 6, Baohua Road, Hengqin New District, Zhuhai (the “Genetron Junhe”); and

Beijing Genetron Junlian Investment Management Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Romm 203, 2nd Floor, Building 10, Zone No.1, Courtyard No.8, Life Garden Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing, China (the “Genetron Junlian”); and

Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 201 (in Shenzhen Qianhai Secretary Business Service Co., Ltd.), Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen -Hong Kong Cooperation Zone, Shenzhen (the “Jiadao Gongcheng”); and

Shenzhen Haixia Life Science Investment Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 201(in Shenzhen Qianhai Business Secretary Co., Ltd.), Building A, No.1, Qianwan 1st Road, Qianhai Shenzen-Hong Kong Cooperation Zone, Shenzhen, China (the “Haixia Fund”); and

Yueyin (Tianjin) Asset Management Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at 1-103-6, Chuangzhi Building, No. 482, Anime Middle Road, Tianjin Eco-city (the “Yueyin Tianjin”); and

Gongqingcheng Sharing Houde Guoqian Innovative Investment

Management Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at 405-141, Gongqingcheng Private Equity Fund Park, Jiujiang City, Jiangxi Province (the “Gongqingcheng Sharing”); and

Yi Kang (Ningbo) Medical Investment Management Co., Ltd., a limited liability company, organized and existing under the PRC laws, with its address at Room 6038, Building 2, No. 406, Xinqijingang Road, Beilun District, Ningbo City, Zhejiang Province, China (the “Yikang Ningbo”); and

Suzhou Sharing High-Tech Medical Industry Venture Capital Investment Enterprise (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at No. 37, Keling Road, Science and Technology City, Suzhou High-tech District, Suzhou City, Jiangsu Province (the “Suzhou Sharing”); and

Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 1111, No. 3255, Zhoujiazui Road, Yangpu District, Shanghai (the “Yuanxing Yinshi”); and

Zhuhai Jinchang Junyu Management Consulting Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 105-53163(centralized office area), No. 6, Baohua Road, Hengqin New District, Zhuhai City (the “Zhuhai Jinchang”); and

Shenzhen Shenshang Xingye Venture Capital Fund Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at A401-F03, No.3 Building, Longgang Tian’an Digital Innovation Park, Longcheng Street, Longgang District, Shenzhen City (the “Shenshang Xingye”); and

Shenzhen Chuanjiabao Venture Capital Fund Enterprise (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 201(in Shenzhen Qianhai Business Secretary Co., Ltd.), Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen City, China (the “Chuanjiabao”); and

Yueyin Xinxin (Tianjin) Asset Management Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at 1-107-20, Chuangzhi Building, No. 482, Anime Middle Road, Tianjin Eco-City, Tianjin (the “Yueyin Xinxin”); and

Zhuhai Hengqin Kunming Phase II Venture Capital Center (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room 105-10089, No. 6, Baohua Road, Hengqin New District, Zhuhai City (the “Hengqin Kunming”); and

Shenzhen Sharing Precision Medical Investment Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at 701, Building A, Block 4, Software Industry Base, Haitian 1st Road, Yuehai Street, Nanshan District, Shenzhen (the “Shenzhen Sharing”); and

Zhongsen Lvjian International Technology Co., Ltd., a joint stock company organized and existing under the PRC laws, with its address at 5D2-B, Building 2, No.1 Courtyard, Naoshikou Street, Xicheng District, Beijing (the “Zhongsen Lvjian”); and

Ningbo Meishan Bonded Port Area Xianggong Investment Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at G1300, Area A, Room 401, Building 1, No. 88, Meishan Qixing Road, Beilun District, Ningbo City, Zhejiang Province, China (the “Xianggong Investment”); and

Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership), a limited partnership organized and existing under the PRC laws, with its address at Room A223, Public Service Center, No. 1 Zhongma Street, Zhongma Qinzhou Industrial Park, Qinzhou City, Guangxi, China (the “Guangxi Yueyin”, together with other Party B, except Wang Sizhen, Wei Shuyan, Wang Xiaoge, Genetron Junhe, Genetron Junlian, Genetron Junmeng, collectively referred to as “Investor Party B”).(All Party B hereinafter collectively referred to as the “Pledgors”)

Party C:	Genetron Health (Beijing) Co., Ltd., a limited liability company organized and existing under the PRC laws, with its address at Room 201, 2nd Floor, Building 11, Zone No.1, Courtyard No.8, Life Park Road, Zhongguancun Life Science Park, Huilongguan Town, Changping District, Beijing, China.

In this Agreement, each of the Pledgee, the Pledgors and Party C shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

1.

The Pledgors as of the signing date hereof are shareholders of Party C, and hold 100% of the Equity Interest of Party C, among which Wang Sizhen holds 14.695% of the Equity Interest(corresponding to Party C’s capital contribution of RMB 8,440,600), Wei Shuyan holds 11.050%(corresponding to Party C’s capital contribution of RMB 6,347,300), Wang Xiaoge holds 6.544%(corresponding to Party C’s capital contribution of RMB 3,759,000), Genetron Junmeng holds 10.460%(corresponding to Party C’s capital contribution of RMB 6,008,300), Genetron Junhe holds 7.689%(corresponding to Party C’s capital contribution of RMB 4,416,500), Genetron Junlian holds 7.511%(corresponding to Party C’s capital contribution of RMB 4,314,200), Jiadao Gongcheng holds 8.857%(corresponding to Party C’s capital contribution of RMB 5,087,400), Chuanjiabao holds 0. 883%(corresponding to Party C’s capital contribution of RMB 507,200), Suzhou Sharing holds 2.925%(corresponding to Party C’s capital contribution of RMB 1,680,000), Shenzhen Sharing holds 0. 883%(corresponding to Party C’s capital contribution of RMB 507,200), Yueyin Tianjin holds 1.495%(corresponding to Party C’s capital contribution of RMB 858,800), Yueyin Xinxin holds 0. 883%(corresponding to Party C’s capital contribution of RMB 507,200), Gongqingcheng Sharing holds 4.128%(corresponding to Party C’s capital contribution of RMB 2,371,200), Xianggong Investment holds 0.530%(corresponding to Party C’s capital contribution of RMB 304,300), Hengqin Kunming holds 0.883%(corresponding to Party C’s capital contribution of RMB 507,200), Yuanxing Yinshi holds 2.563%(corresponding to Party C’s capital contribution of RMB 1,472,200), Haixia Fund holds 8.010%(corresponding to Party C’s capital contribution of RMB 4,600,600), Shenshang Xingye holds 1.538%(corresponding to Party C’s capital contribution of RMB 883,300), Yikang Ningbo holds 1.865%(corresponding to Party C’s capital contribution of RMB 1,071,000), Zhongsen Lvjian holds 0.618%(corresponding to Party C’s capital contribution of RMB 354,700), Zhuhai Jinchang holds 3.400%(corresponding to Party C’s capital contribution of RMB 1,952,900), Guangxi Yueyin 2.590%(corresponding to Party C’s capital contribution of RMB 1,487,700). Party C is a limited liability company registered in Beijing, China.

2.

The Pledgee is 100% held by Genetron Health (Hong Kong) Company Limited(a company registered under the laws of Hong Kong)(the “Hong Kong Company”), and the Hong Kong Company is 100% held by Genetron Holdings Limited(a company registered under the laws of the Cayman Islands)(the “Cayman Company”).

3.

The Pledgee is a wholly foreign owned enterprise registered in Tianjin, China. The Pledgee and Party C executed the Exclusive Business Cooperation Agreement (including revisions from time to time, hereinafter referred to as the “Business Cooperation Agreement”) on July 2, 2019. The Pledgee provides relevant exclusive technical services, technical consultations and other services to Party C based on the Business Cooperation Agreement.

4.

The Parties of this Agreement executed an Exclusive Option Agreement(including revisions from time to time, hereinafter referred to as the “Exclusive Option Agreement”) on July 30, 2019. To the extent permitted by the PRC laws and corresponding requirements, if the Pledgee decides to make the purchase request in its sole discretion: (a)the Pledgors shall transfer all or part of their Equity Interest held in Party C to the Pledgee and/or its designee(hereinafter referred to as the “Designee”, who needs to be the Cayman Company or a subsidiary that is directly or indirectly wholly controlled by it) according to its requirements; (b) Party C shall transfer all or part of its assets to the Pledgee and/or the Designee according to the requirements of the Pledgee and/or the Designee.

5.

The Parties of this Agreement executed a Shareholder Voting Rights Entrustment Agreement (including revisions from time to time, hereinafter referred to as the “Shareholder Voting Rights Entrustment Agreement”) on July 30, 2019. The Pledgors have irrevocably entrusted the person designated by the Pledgee with the full power to exercise all their rights to entrust and vote as Party C’s shareholder.

6.

As the Pledgors’ guarantee of the performance of the Contract Obligations (as defined below) and the settlement of the Secured Indebtedness (as defined below), the Parties intend to execute this Agreement on the provision of Equity Interest pledge by Party B to Party A. The Pledgors severally and not jointly pledge all the Equity Interest they held in Party C to the Pledgee to provide pledge guarantee for securing the complete and due performance of such obligations and debt. Party C agrees with such equity interest pledge arrangements.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1

“Pledge”: shall refer to the Security Interest granted by the Pledgors to the Pledgee pursuant to Article 2 of this Agreement, i.e., the right of the Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from the auction or sale of the Equity Interest.

1.2

“Equity Interest” shall refer to all Party C’s equity interest lawfully held by the Pledgors from the effective date of this Agreement, such that the Pledgors have rights to dispose and pledge it to the Pledgee according to provisions of this Agreement as guarantee for Party C’s fulfillment of its Contractual obligations and Secured Indebtedness hereunder (including the Pledgors’ current Equity Interest constituting Party C’s registered capital and all related Equity Interest) and increase Equity Interest as per Article 6.7 of this Agreement.

1.3	“Term of the Pledge” shall refer to the term set forth in Article 3 of this Agreement.

1.4	“Event of Default” shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.5	“Notice of Default” shall refer to the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

1.6

“Contract Obligations” shall refer to all the obligations of the Pledgors under the Exclusive Option Agreement and Shareholder Voting Rights Entrustment Agreement; and all the obligations of Party C under the Transaction Agreement; and all the obligations of the Pledgors and Party C under this Agreement.

1.7

“Transaction Agreement” shall refer to this Agreement, the Business Cooperation Agreement, as well as the Commitment Letter, Exclusive Option Agreement and Shareholder Voting Rights Entrustment Agreement issued by the Pledgors to the Pledgee on July 30, 2019, or one or more of them.

1.8	“Secured Indebtedness” shall refer to (a) all debts that Party C owes to the Pledgee, including but not limited to consultation and service fees that Party C shall pay to the Pledgee according to the Business Cooperation Agreement (whatever on the given maturity date, ahead of time or in other ways), and the interest, liquidated damages(if any), compensation, lawyers’ fees, arbitration fees, and fees for exercising rights of pledge such as Equity Interest evaluation and auction; (b)all the direct, indirect and derivative losses and losses of anticipated profits, suffered by the Pledgee, incurred as a result of any Event of Default by the Pledgors or Party C. The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of the Pledgee, and(c)all expenses occurred in connection with enforcement by the Pledgee of the Pledgors and/or Party C’s Contract Obligations. Subject to other terms of this Agreement(including but not limited to Article 19.1 and 19.2), the amount of credit guaranteed by Party B shall not be less than RMB 57,438,800, among which the amount of credit guaranteed by Wang Sizhen shall not be less than RMB 8,440,600, the amount of credit guaranteed by Wei Shuyan shall not be less than RMB 6,347,300 the amount of credit guaranteed by Wang Xiaoge shall not be less than RMB 3,759,000, the amount of credit guaranteed by Genetron Junmeng shall not be less than RMB 6,008,300, the amount of credit guaranteed by Genetron Junhe shall not be less than RMB 4,416,500, the amount of credit guaranteed by Genetron Junlian shall not be less than RMB 4,314,200, the amount of credit guaranteed by Jiadao Gongcheng shall not be less than RMB 5,087,400, the amount of credit guaranteed by Chuanjiabao shall not be less than RMB 507,200, the amount of credit guaranteed by Suzhou Sharing shall not be less than RMB 1,680,000, the amount of credit guaranteed by Shenzhen Sharing shall not be less than RMB 507,200, the amount of credit guaranteed by Yueyin Tianjin shall not be less than RMB 858,800, the amount of credit guaranteed by Yueyin Xinxin shall not be less than RMB 507,200, the amount of credit guaranteed by Gongqingcheng Sharing shall not be less than RMB 2,371,200, the amount of credit guaranteed by Xianggong Investment shall not be less than RMB 304,300, the amount of credit guaranteed by Hengqin Kunming shall not be less than RMB 507,200, the amount of credit guaranteed by Yuanxing Yinshi shall not be less than RMB 1,472,200, the amount of credit guaranteed by Haixia Fund shall not be less than RMB 4,600,600, the amount of credit guaranteed by Shenshang Xingye shall not be less than RMB 883,300, the amount of credit guaranteed by Yikang Ningbo shall not be less than RMB 1,071,000, the amount of credit guaranteed by Zhongsen Lvjian shall not be less than RMB 354,700, the amount of credit guaranteed by Zhuhai Jinchang shall not be less than RMB 1,952,900, the amount of credit guaranteed by Guangxi Yueyin shall not be less than RMB 1,487,700.

1.9

“PRC laws” shall include all laws, regulations, rules, notices, interpretations or other binding documents legislated by any central or regional legislation, administrative or judicial department before or after the execution of this Agreement.

1.10

“Security Interest” shall include security, mortgage, third-party rights or Interest, all rights to purchase Equity Interest, rights of acquisition, pre-emptive rights, rights of set-off, retained title or other collateral arrangements.

2.	Pledge

2.1

The Pledgors hereby severally and not jointly pledge the respective Equity Interest to the Pledgee in the first order of priority to guarantee prompt and full repayment of Secured Indebtedness and performance of Contract Obligations. Party C agrees that the Pledgors may pledge the Equity Interest to the Pledgee as per this Agreement.

2.2

All Parties understand and acknowledge that the estimated monetary value generated for Secured Indebtedness or related estimated value shall be changeable and floating until the settlement date (refer to Article 2.4 for the definition). The Pledgors and the Pledgee may adjust and confirm the maximum amount of Secured Indebtedness secured by the Equity Interest from time to time by the settlement date by revising and supplementing this Agreement with both Parties’ consent in case of any change to the estimated monetary value of Secured Indebtedness and Equity Interest.

2.3

In any of following events (hereinafter referred to as “Events for Settlement”), the value of Secured Indebtedness shall be determined based on the total amount of payable guaranteed that is not paid to the Pledgee on the latest date before any event for settlement occurs or on the date of the event (hereinafter referred to as “Confirmed Debts”):

(a)	The Business Cooperation Agreement has expired or has been terminated according to the relevant articles;

(b)	The Pledgee issues a Notice of Default to the Pledgors as per Article 7.3, because any Event of Default specified in Article 7 of this Agreement has occurred and is still unsolved;

(c)	After proper investigation, the Pledgee reasonably determines that Party B and/or Party C have become insolvent or might become insolvent; or

(d)	Any other event occurs, under which Secured Indebtedness shall be determined as provided by the PRC laws.

2.4

To avoid ambiguity, the date on which the event for settlement occurs shall be deemed the settlement date (hereinafter referred to as the “Settlement Date”). The Pledgee shall have rights to exercise the Pledge according to Article 8 at its discretion on the Settlement Date or thereafter.

2.5

Within the Term of the Pledge (as defined in Article 3.1), the Pledgee shall have rights to accept any dividend, bonus or other distributable interests generated because of the Equity Interest and use it to give priority to the Pledgee. The Pledgors shall deposit or cause Party C to deposit such fructus in the account designated by the Pledgee in writing after receiving the Pledgee’s written requirements. The Pledgors shall not withdraw such fructus deposited in the account deposited in the account designated by the Pledgee in writing without the written consent of the Pledgee.

2.6

Within the term of this Agreement, the Pledgee shall not assume any responsibility for any Equity Interest depreciation unless otherwise caused by the Pledgee’s intentions or gross negligence. In this case, the Pledgors shall have no right to make any claim or request to the Pledgee.

2.7

Without violating Article 2.6 of this Agreement, the Pledgors agree that the Pledgee may auction or sell the Equity Interest on behalf of the Pledgors anytime provided that any value of the Equity Interest is likely to decline and thereby probably impairs the Pledgee’s Rights, and the Pledgors agree that the proceeds from such auction or sales shall be used for debt repayment or such money shall be held in escrow by a notary office of the area where the Pledgee is (All expenses thereby incurred shall be deducted from the proceeds from such auctions or sales).

2.8

The Equity Interest pledge hereunder is a continuous guarantee. It shall be effective until full performance of all Contract Obligations and full repayment of Secured Indebtedness. The Pledgee’s exemption or tolerance of the Pledgors’ any default or the Pledgee’s late exercising of any right under the Transaction Agreement and this Agreement shall not affect the Pledgee’s subsequent rights to require the Pledgors or Party C to strictly perform the Transaction Agreement and this Agreement thereafter according to this Agreement, the relevant PRC laws and the Transaction Agreement, or affect the Pledgee’s subsequent rights against the Pledgor’s or Party C’s breach of the Transaction Agreement and/or this Agreement.

3.	Term of the Pledge

3.1

The pledge shall take effect from the date of registration of the pledge of the Equity Interest under this Agreement at the registration of the industrial and commercial administration department (hereinafter referred to as the “Registration Authority”) of the locality of Party C. The validity period of the pledge (hereinafter referred to as the “Term of the Pledge”) is from the effective date mentioned above until (a) the last Secured Indebtedness and Contract Obligations guaranteed by the Pledge are fully paid and fulfilled; or(b) the Pledgee and/or the Designee shall, subject to the PRC laws, decide to purchase the entire Equity Interest of Party C held by the Pledgors in accordance with the Exclusive Option Agreement, and the Equity Interest of Party C has been transferred to the Pledgee and/or the Designee in accordance with the laws, and the Pledgee and the Designee can legally engage in the business of Party C; or(c) The Pledgee and/or the Designee decides to purchase all the assets of Party C in accordance with the Exclusive Option Agreement subject to the PRC laws, and all the assets of Party C have been transferred to the Pledgee and/or the Designee in accordance with the laws, and the Pledgee and the Designee can legally engage in the business of Party C using the above assets; or(d) The Pledgee unilaterally requests termination of this Agreement (the right of the Pledgee to terminate this Agreement is the right without any restrictive conditions, and the right is only enjoyed by the Pledgee. The Pledgors or Party C does not have the right to terminate this Agreement unilaterally); or(e) Termination in accordance with the requirements of applicable PRC laws and regulations.

3.2

During the Term of the Pledge, if Party B and/or Party C fails to perform its Contract Obligations or pay the Secured Indebtedness (including payment of exclusive consulting or service fees according to the Business Cooperation Agreement or failure to comply with any other aspects of the Transaction Agreement), the Pledgee shall have the right but not the obligation to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	Pledge Registration

4.1

The Pledgors and Party C agree and undertake that, after signing this Agreement, Party C must immediately and the Pledgors must procure Party C to immediately record the arrangements for the Equity Interest pledge hereunder on Party C’s Register of Shareholders on the date of signing this Agreement; and an application shall be submitted to the registration authority for registering the Equity Interest pledge according to the Measures for the Registration of Equity Interest Pledge at Administrative Departments for Industry and Commerce within twenty(20) days after signing this Agreement or within a longer term agreed by the Pledgee. The registration authority shall completely and accurately record matters about such Equity Interest pledge on the register of Equity Interest pledge.

4.2

Within the Term of the Pledge specified hereunder, the Pledgors shall submit original contribution certificate for the Equity Interest and the register of shareholders documenting pledge (and other documents reasonably required by the Pledgee, including but not limited to the notice on pledge registration issued by the administration for industry and commerce) to the Pledgee within one week from the completion date of the Pledge registration in accordance with above Article 4.1. The Pledgee shall keep such documents within the entire pledge term specified hereunder.

5.	Representations and Warranties of the Pledgors and Party C

The Pledgors severally and not jointly represent and warrant to the Pledgee as the following Article 5.1 to 5.13:

5.1

The Pledgor has complete and independent legal status and capacity under the law of the place of registration. Besides, the Pledgor has been legitimately authorized to sign, deliver and perform this Agreement. The Pledgor may be an independent subject of litigations.

5.2

The Pledgor is the sole legal owner and beneficiary of the Equity Interest. The Pledgor has full rights and power to pledge the Equity Interest to the Pledgee according to this Agreement, while the Pledgor shall be also authorized to dispose of the Equity Interest and any part of the Equity Interest. Unless the Pledgor and the Pledgee additionally enter into an agreement, the Pledgor shall possess the legitimate and full title of the Equity Interest.

5.3	Except as otherwise provided in the Transaction Agreement, the Pledgee shall have rights to dispose and transfer the Equity Interest in accordance with this Agreement.

5.4

Except as otherwise provided in the Pledge or the Transaction Agreement, the Pledgor doesn’t set any security interest or other encumbrances on the Equity Interest. There is no dispute on the Equity Interest’s ownership, outstanding tax or fee on the Equity Interest. The ownership of the Equity Interest isn’t detained or subject to restraints of other legal proceedings or similar threats and can be pledged and transferred according to applicable laws.

5.5

The Pledgor’s signing of this Agreement or exercising of any right hereunder or performance of obligations hereunder will not violate or go against any laws, regulations, court awards, arbitration authority’s awards, administrative authorities’ decisions, agreements or contracts binding upon the Pledgor’s assets under which the Pledgor is party, or any commitments that the Pledgor makes to any third party.

5.6

All documents, materials, statements and vouchers that the Pledgor offers to the Pledgee shall be accurate, true, complete and effective no matter if they are offered before or after this agreement takes effect or within the pledge term.

5.7	This Agreement shall constitute lawful, valid and binding obligations on the Pledgor after it is appropriately executed by the Pledgor.

5.8

The Pledgor has full rights and authorities to sign and deliver this Agreement and all other documents on aforementioned transactions hereunder to be executed. In addition, the Pledgor has full rights and authorities to complete such transactions.

5.9

Apart from registering the Equity Interest pledge with a registration authority, any third party’s consent, permission, waiver or authorization, or any government organization’s approval, permission or exemption, or registration or filing formalities handled with any government agency, which are necessary for signing and performing this Agreement and making the Equity Interest pledge effective hereunder, have been obtained or handled, and will keep fully effective within the term of this Agreement.

5.10	The pledge hereunder constitutes the first Security Interest upon the Equity Interest under this Agreement.

5.11	All taxes and fees for obtaining the Equity Interest have been fully paid by the Pledgor.

5.12

The Pledgor, or its property or Equity Interest is not subject to any outstanding lawsuits, legal proceedings or requests or those that are known by the Pledgor to be threatening from any court or arbitration tribunal. Besides, the Pledgor, or its property or Equity Interest is not subject to any of such lawsuits, legal proceedings or requests from any government agency or administrative authority. There is no material or adverse impacts imposed upon the Pledgor’s economic conditions or abilities to fulfill obligations and perform the guarantee responsibilities hereunder.

5.13	Unless otherwise specified hereunder, the Pledgee shall not be hindered from exercising its rights as Pledgee hereunder anywhere and anytime.

5.14	Wang Sizhen, Wei Shuyan and Wang Xiaoge agree to assume joint liability to the Pledgee for the representations and warranties made by Party C under this Agreement.

5.15

The Pledgors severally and not jointly warrant to the Pledgee that the representations and warranties as stated in the above Article 5.1 to 5.13 shall be true, correct, accurate, complete and fully obeyed anytime under all circumstances before all Contract Obligations are fulfilled or the Secured Indebtedness are fully repaid.

Party C represents and warrants to the Pledgee as follows:

5.16

Party C is a limited liability company lawfully incorporated and validly existing under the PRC laws. Being qualified as independent legal entity, it may act as independent subject of litigation. Formally registered with a competent administration for industry and commerce, Party C has passed all previous annual reports or lawfully submitted the annual reports. With complete and independent legal status and standing, Party C has been appropriately authorized to sign, deliver and perform this Agreement.

5.17	This contract shall constitute legitimate, effective and binding obligations upon Party C after it is appropriately executed by Party C and takes effect.

5.18

Party C owns the full power and authorities to sign and deliver this agreement and all other documents related to transactions hereunder. Party C also owns the full power and authorities to complete such transactions.

5.19

There is no material Security Interest or other encumbrances which might affect the Pledgee’s Rights or Interest in Equity Interest, including but not limited to transfer of any of Party C’s intellectual property or any assets with a worth no less than RMB500,000, or any encumbrance in property or rights to use such assets.

5.20

The Equity Interest, or Party C or its assets are not subject to any outstanding lawsuits, arbitrations or other legal proceedings or those known to be threatening by Party C from any court or arbitration tribunal. Besides, the Pledgor, or its property or Equity Interest is not subject to any of such lawsuits, arbitrations or legal proceedings from any government agency or administrative authority. There is no material or adverse impacts imposed upon Party C’s economic conditions or the Pledgor’s or Party C’s abilities to perform the obligations and guarantee responsibilities hereunder.

5.21	Party C hereby agrees to assume joint liability for the Pledgors’ representations and warranties under this Agreement.

5.22

Party C’s signing of this Agreement and exercising of its rights hereunder or fulfillment of its obligations under this Agreement will not violate or conflict with any laws, rules, any court judgments, any arbitration authority’s awards, any administrative authority’s decisions, any agreement or contract under which Party C is bound as a party or its assets are bound, or any commitment that Party C makes to any third party.

5.23

All documents, materials, statements and proofs that Party C provides to the Pledgee shall be accurate, true, complete and valid no matter whether they are provided before or after this Agreement takes effects within the Term of the Pledge.

5.24

Apart from registering the Equity Interest pledge with a registration authority, any third party’s consent, permission, waiver or authorization, or any government organization’s approval, permission or exemption, or registration or filing formalities handled with any government agency, which are necessary for signing and performing this contract and making the Equity Interest pledge effective hereunder, have been obtained or handled, and will continue to be effective within the term of this Agreement.

5.25	The pledge hereunder constitutes the first lien secured Interest upon the Equity Interest under this Agreement.

5.26

Party C hereby undertakes to the Pledgee that all the above representations and warranties shall be true and correct under any circumstance at any time before all Contract Obligations are performed or the Secured Indebtedness is fully repaid, and Party C will completely abide by such representations and warranties.

6.	Undertakings and Further Consents of the Pledgors and Party C

6.1	Within the term of this Agreement, the Pledgors shall hereby severally and not jointly undertake to the Pledgee that:

6.1.1

Except for performing the Exclusive Option Agreement or other Transaction Agreements, the Pledgor shall not transfer or permit others to transfer the Equity Interest in whole or in part, impose or permit others to impose any new pledge, Security Interest or other encumbrance on the Equity Interest which might affect the Pledgee and Interest in the Equity Interest without the prior written consent of the Pledgee. For the Equity Interest transfer performed with the Pledgee’s written consent, the Pledgor shall firstly use the proceeds from such Equity Interest transfer for repaying Secured Indebtedness to the Pledgee or hold the proceeds in escrow by a third person designated by the Pledgee.

6.1.2

The Pledgor must obey and exercise all laws, rules and regulations applicable to the Pledge. Within five(5) days after receiving any notice, order or suggestion on the Pledge from related competent authorities (or any other related departments), the Pledgor shall show the Pledgee such notices, orders or suggestions, or bring forth objections or statements regarding them according to the Pledgee’s reasonable requirements or with the Pledgee’s consent.

6.1.3

The Pledgor shall immediately notify the Pledgee of all events which might affect the Pledgee, the Equity Interest, or any rights of it, or any events affecting the Interest under the Transaction Agreement and this Agreement (including but not limited to any lawsuit, arbitration, other requests, any third party’s dispute over the Equity Interest title, any civil or criminal/administrative proceedings, arbitrations or any other legal proceedings filed against the Pledgor or Equity Interest when the Pledgee’s Pledge is or might be subject to any third party’s adverse impacts, or potential threats of confronting any aforementioned lawsuit, arbitration or legal proceeding judged by the Pledgor), notices received by the Pledgor, and any event which might affect any warranties or obligations of the Pledgor under this Agreement, and take all necessary measures to protect the Pledgee’s Rights and Interest in the pledged Equity Interest according to the Pledgee’s reasonable requirements.

6.2

The Pledgors severally and not jointly agree that the Pledgee’s exercise of the Pledge hereunder shall not be interrupted by the Pledgor or any successor or representative of the Pledgor or any others through legal proceedings.

6.3

To protect or improve the Security Interest granted for repaying Secured Indebtedness and performing Contract Obligations, and ensure the Pledgee’s exercise of the Security Interest over the pledged Equity Interest and such rights, Party C shall immediately and the Pledgors shall cause Party C to register the Equity Interest pledge hereunder with related registration authority within twenty(20) days after signing this Agreement or within a longer period agreed by the Pledgee. Besides, the Pledgors shall appropriately sign and cause other Parties concerned in the Equity Interest pledge to sign all documents designated by the Pledgee (including but not limited to the supplemental agreement of this agreement), certificates, agreements, deeds and/or undertakings. The Pledgors also undertake to take and cause other Parties concerned in the Equity Interest pledge to take actions required by the Pledgee, assist the Pledgee in exercising its rights and authorities hereunder, and sign all related documents regarding the Equity Interest title with the Pledgee or the party designated by the Pledgee. The Pledgors undertake to provide the Pledgee with all notices, orders and decisions on the Pledge within reasonable deadlines at the Pledgee’s request.

6.4

The Pledgors hereby severally and not jointly undertake to the Pledgee to obey and perform all warranties, undertakings, agreements, statements and requirements under this Agreement. Subject to other terms of this Agreement (including but not limited to Article 19.2), the Pledgors shall compensate the Pledgee all losses thereby incurred if the Pledgors fail to perform or only partially perform their warranties, undertakings, agreements, statements and requirements hereunder.

6.5

The Pledgors(severally and not jointly) shall make every effort (including offering other guarantees to the court or taking other measures to rescind the court’s or other departments’ coercive measures against the Equity Interest) in case that any court or other government agency takes any compulsory measures against the Equity Interest pledged hereunder.

6.6

Subject to other terms of this Agreement(including but not limited to Articles 19.1 and 19.2), if the Equity Interest is concerned in any property preservation or compulsory enforcement, or is likely to depreciate or be loss to impair the Pledge, the Pledgors shall immediately inform the Pledgee of such circumstances in writing, and cooperatively take effective measures for protecting the Pledge and Interest together with the Pledgee. The Pledgee may auction or sell the Equity Interest anytime, and firstly use the proceeds from such auction or sales for advance Secured Indebtedness repayment or drawing. All expenses thereby incurred shall be borne by the Pledgor.

6.7

Without the prior written consent of the Pledgee, the Pledgors(severally and not jointly) and/or Party C shall not by themselves(or assisting others to) increase, reduce or transfer Party C’s registered capital (or their amount of contributions to Party C), or impose any encumbrance on the registered capital (including the Equity Interest). On the premise of following this provision, Party C’s equity that the Pledgors register and obtain after the signing date of this Agreement (hereinafter referred to as the “Extra Equity Interest”) and corresponding capital stock of such Equity Interest in Party C’s registered capital must be also deemed the Equity Interest that the Pledgors pledge to the Pledgee in accordance with this Agreement. The Pledgors and Party C shall immediately enter into a supplementary Equity Interest pledge agreement on the Extra Equity Interest with the Pledgee at the time of obtaining such extra Equity Interest, request Party C’s Board of Directors to approve the supplementary Equity Interest pledge agreement. Besides, they shall offer the Pledgee all necessary documents for signing the supplementary Equity Interest pledge agreement, including but not limited to the original capital contribution certificate on such extra Equity Interest issued by Party C. The Pledgor and Party C shall handle formalities for registering the pledge of such extra Equity Interest(or changes) in accordance with Article 4.1 of this Agreement, and deliver related documents to the Pledgee for safekeeping according to Article 4.2 of this Agreement.

6.8

Unless otherwise instructed by the Pledgee in writing in advance, the Pledgors(severally and not jointly) and/or Party C agree that if the Equity Interest are transferred between the Pledgors and any third party (hereinafter referred to as the “Equity Interest Assignee”) against this Agreement in part or in whole, the Pledgee and/or Party C shall ensure that the Equity Interest Assignee unconditionally admits the Pledge and handles the necessary formalities for registering the pledge changes (including but not limited to signing related documents) in order to guarantee survival of the Pledge.

6.9

If the Pledgee provides loans to Party C, the Pledgors(severally and not jointly) and/or Party C agree to grant the Pledgee the Pledge by pledging the Equity Interest as collateral, in order to guarantee the loan, and handle related formalities as soon as possible according to laws, regulations or local practices (if any), including but not limited to signing related documents and handling formalities for registering pledge or pledge changes.

6.10

The Pledgors shall not or allow anyone to take any actions which might have adverse effects on the Pledge or Equity Interest under the Transaction Agreement and this Agreement. Hereby, the Pledgors irrevocably waiver the preemptive rights when the Pledgee exercises the Pledge.

6.11

When it is necessary to transfer any Equity Interest for exercising the Pledge hereunder, the Pledgors undertake to make such transfer possible by taking all measures to the extent permitted by the PRC laws.

6.12

The Pledgors shall ensure that the procedures for convening meetings and ways for voting/making decisions by the Board of Directors for signing this Agreement, imposing the Pledge and exercising the Pledge do not violate laws, administrative regulations or Party C’s articles of associations and joint venture contract.

6.13

Before the Contract Obligations are fulfilled and the Secured Indebtedness is fully repaid, the Pledgors shall not abandon the Equity Interest pledged to the Pledgee herein, and/or abandon the fructus generated for holding such Equity Interest, including but not limited to dividends.

6.14

Before all Contract Obligations are fulfilled and the Secured Indebtedness is fully repaid, the Pledgors shall not allow Party C to transfer, sell or dispose of any of its assets in any other way through any resolution without the Pledgee’s prior written consent.

6.15

The Pledgors as shareholders of Party C shall not abuse their shareholder rights to damage Party C’s interests. If there is a situation in which the Pledgors abuse the shareholder rights, the Pledgee has the right to exercise the Purchase Right under the Exclusive Option Agreement.

6.16

If any revision, supplementation or update of this Agreement cannot take effect until the corresponding procedures for examination/approval and/or registration of pledge changes are completed as stipulated by applicable laws, Party C shall, and Party B shall take all necessary measures to cooperate with Party C to register such changes with the relevant registration authorities within five(5) days of the revision, supplementation or update.

Party C undertakes and further agrees that:

6.17

If any third party’s consent, permission, waiver or authorization or any government organization’s approval, permission or exemption or registration or filing with any government organizations are necessary for signing/performing this Agreement and pledging the Equity Interest hereunder, Party C shall try its best to assist in handling such formalities and keep them fully effective within the term of this Agreement. Party C shall handle registration formalities for extending its business term if it expires within the term of this Agreement, in order to maintain effectiveness of this Agreement.

6.18

Without the Pledgee’s prior written consent, Party C shall not help or allow the Pledgors to impose any new pledge on Equity Interest, or authorize any other Security Interest or encumbrances, or help or permit the Pledgors to transfer the Equity Interest.

6.19	Party C agrees to strictly perform the obligations under articles 6.3, 6.7, 6.8, 6.9, 6.11, 6.12, 6.14 and 6.15 under this Agreement.

6.20

Without the Pledgee’s prior written consent, Party C shall not transfer or sell Party C’s assets or impose or allow others to impose any Security Interest or other encumbrances which might impact the Pledgee’s Equity Interest rights and interests, including but not limited to transfer of any of Party C’s intellectual property or any assets with a worth of no less than RMB500,000 or any encumbrance in property or rights to use such assets.

6.21

When there is any lawsuit, arbitration or other request which might have adverse impacts upon interests of Party C, Equity Interest or the Pledgee under the Transaction Agreement and this Agreement, Party C undertakes to promptly notify the Pledgee in writing, and take all necessary measures for protecting the Pledgee’s pledge rights over the pledged Equity Interest according to the Pledgee’s reasonable requests.

6.22	Party C shall not or allow anyone to take any actions which might have adverse impacts upon the Pledgee’s interests or Equity Interest under the Transaction Agreement and this Agreement.

6.23

Party C shall provide the Pledgee with financial statements of the preceding quarter of the Gregorian calendar (including but not limited to the balance sheet, income statement and cash flow statement) within the first month of each quarter of the Gregorian calendar.

6.24

Party C undertakes to take all necessary measures and sign all necessary documents in accordance with the reasonable requirements of the Pledgee so as to protect the Pledgee’s pledge rights and interests in the pledged Equity Interest, exercise and realize such rights and interests.

6.25	When it is necessary to transfer any Equity Interest for exercising of the Pledge hereunder, Party C undertakes to make such transfer possible by taking all measures.

6.26

In the event of the pledgor’s death, incapacity, marriage, divorce, bankruptcy, liquidation, dissolution or other circumstances which might impact its exercising of Party C’s Equity Interest, the Pledgor’s successor, or Party C’s current shareholder or assignee shall be deemed as party of this Agreement to inherit/bear all of the Pledgor’s rights and obligations under this Agreement.

6.27

This Agreement shall be terminated if Party C is required to be dissolved or liquidated by the PRC laws; Party C shall(and Party B shall allow Party C) shall transfer all its assets including the Equity Interest to Party A without charge or at the minimum prices and within the limits permitted by the current PRC laws, or the current liquidator shall dispose of all Party C’s assets including the Equity Interest at its discretion for the purpose of protecting interests of shareholders and/or creditors of Party A’s direct or indirect parents overseas.

6.28

All Parties undertake to each other that they shall terminate this Agreement immediately once the Pledgee is permitted by the PRC laws and the Pledgee decides to purchase all of Party C’s Equity Interest from the Pledgors in accordance with the Exclusive Option Agreement.

7.	Event of Default

7.1	All of following circumstances shall be deemed Event of Default:

7.1.1

The Pledgors violate or fail to perform any Contract Obligations under the Exclusive Option Agreement, the Shareholder Voting Rights Entrustment Agreement and/or this Agreement; Party C violates or fails to perform any Contract Obligations under the Transaction Agreement and/or this Agreement;

7.1.2

Any representation or warranty made by the Pledgors under Article 5 of this Agreement contain material misstatements or errors, and/or the Pledgors violate any warranty under Article 5 of this Agreement, and/or any undertakings under Article 6 of this Agreement;

7.1.3	Party C fails or Party B fails to assist Party C to register Equity Interest pledge with related registration authority according to Article 4.1;

7.1.4	The Pledgors and Party C violate any rules or articles of this Agreement;

7.1.5

Unless otherwise clearly specified in Article 6.1.1, the Pledgors transfer or intend to transfer or abandon pledged Equity Interest or transfer pledged Equity Interest without the Pledgee’s written consent;

7.1.6

The Pledgors’ loans, undertakings, compensations, commitments or other debts to a third party (a) are required to be repaid or performed ahead of time due to the Pledgors’ breach of the relevant agreement with the third party; or (b) have become due, but cannot be repaid or performed on time;

7.1.7	The Pledgors cannot repay general debts or other debts;

7.1.8

Any approval, license, consent, permission or authorization from government organizations making this Agreement compulsorily enforceable, legitimate and effective is revoked, terminated, nullified or changes substantively;

7.1.9	The promulgation of applicable laws makes this Agreement illegal or makes it impossible for the Pledgors to continue to perform the obligations under this Agreement;

7.1.10	The Pledgee believes that the Pledgors’ abilities to fulfill its obligations under this Agreement have been affected in case of adverse changes to the Pledgors’ property.

7.1.11

Party C or its heir or trustee can only partially perform or refuses to perform its payment responsibilities under the Business Cooperation Agreement, and/or Party C can only partially repay or refuse to repay the Secured Indebtedness; and

7.1.12	Any other circumstances under which the Pledgee can’t or might not exercise its rights of Pledge.

7.2

The Pledgors and Party C shall immediately notify the Pledgee in writing once any circumstances mentioned in Article 7.1 are known or discovered, or any events leading to above circumstances have occurred..

7.3

Subject to other terms of this Agreement (including but not limited to Article 19.1 and 19.2), unless the Event of Default listed in Article 7.1 has been solved to the Pledgee’s satisfaction within thirty(30) days after receiving the Pledgee’s notice, the Pledgee may issue a Notice of Default to the Pledgors when such Event of Default occurs or any time after the occurrence, and exercise all its remedial rights and power against the defaults under the PRC laws, Transaction Agreement and this Agreement, including but not limited to:

(a)

asking Party C to immediately make all outstanding payments due under the Business Cooperation Agreement, repay all debts due under the Transaction Agreement, make all other payables due to the Pledgee, and/or repay the loan; and/or

(b)

disposing of the Pledge according to Article 8 of this Agreement; and/or disposing of the pledged Equity Interest in other ways (including but not limited to giving discounts to the Equity Interest in whole or in part, and enjoying the priority of compensation from the proceeds of the Equity Interest auction and sales).

Subject to other terms of this Agreement (including but not limited to Article 19.1 and 19.2), the Pledgee shall have rights to exercise any of such rights based on its independent judgments and choices. Under this situation, all other Parties of this Agreement shall unconditionally agree and fully collaborate. The Pledgee shall not assume any responsibility for any loss resulting from its appropriate exercise of such rights and power.

7.4

The Pledgee shall be authorized to appoint its lawyer or other agent in writing to exercise any and all such rights and power, while the Pledgors or Party C shall not raise any objection to such appointment.

7.5

Subject to other terms of this Agreement (including but not limited to Article 19.1 and 19.2), the Pledgee shall be authorized to simultaneously or successively exercise any of its remedies. Before exercising its rights to auction or sell the Equity Interest under this Agreement, the Pledgee need not exercise other remedies in advance.

8.	Exercise of the Pledge

8.1

Except for fulfilling the Exclusive Option Agreement or other Transaction Agreement, before all Contract Obligations are performed and the Secured Indebtedness is fully repaid, the Pledgors shall not transfer their rights or Equity Interest in Party C without the Pledgee’s prior written consent.

8.2	The Pledgee may issue a Notice of Default to the Pledgors according to Article 7.3 in exercising the Pledge.

8.3

Subject to the provisions of Article 7.3, the Pledgee may compulsorily enforce the Pledge while issuing a Notice of Default according to Article 7.3 or any time after issuing such notice. The Pledgors shall cease to own any Equity Interest-related rights or interests once the Pledgee decides on the compulsory enforcement of the Pledge.

8.4

When the Pledgee exercises the Pledge, within the scope of the license and in accordance with applicable laws, the Pledgee shall have disposition rights of the pledged Equity Interest, all payments received from the Pledge in exercising the Pledge shall be disposed of in the following order:

(a)	Pay all fees incurred for disposition of the Equity Interest and the Pledgee’s exercising of its rights and power, including the lawyer fees and agent’s fees;

(b)	Pay taxes for disposing of the Equity Interest;

(c)

If there is a surplus after the above payments are deducted, the balance (excluding interests) shall be paid to the Pledgors or held in escrow by a third party authorized to receive such money according to the relevant PRC laws or a local notary office of the place where the Pledgee is based (all expenses thereby incurred shall be deducted from such balance).

8.5

The Pledgors and Party C shall provide necessary assistance when the Pledgee disposes of the Pledge according to this Agreement, in order for the Pledgee to compulsorily enforce the Pledge according to this Agreement.

8.6

All actual outlays, taxes and legal fees related to the Equity Interest pledge and the Pledgee’s exercising of rights under this Agreement shall be assumed by Party C, except for those borne by the Pledgee as specified by laws. The Pledgee shall be authorized to deduct such expenses from the money earned from its exercising of rights and power on an accrual basis.

8.7

The amount of the Secured Indebtedness independently confirmed by the Pledgee in exercising the Pledge over the Equity Interest according to this Agreement shall be deemed as conclusive evidence of Secured Indebtedness under this Agreement.

9.	Transfer

9.1	The Pledgors shall not transfer their rights and obligations under this Agreement without the Pledgee’s prior written consent.

9.2

The Pledgors and Party C agree that, on the premise of not violating the current PRC laws, the Pledgee may assign or transfer any of its rights exercisable under this Agreement, Transaction Agreement and other security documents to a third party in any way and according to articles and requirements that it deems appropriate (including the rights to reassign) after notifying the Pledgors and Party C.

9.3	This Agreement shall be binding upon the Pledgors, Party C and their respective heirs and authorized assignees (if any) and shall be effective for the Pledgee, its heirs and assignees.

9.4

When the Pledgee transfers any or all of its rights and obligations under Transaction Agreement to its designated party anytime, the assignee shall enjoy and perform the Pledgee’s rights and obligations under this Agreement as if it were an original party of this Agreement. The Pledgors and/or Party C shall sign pertinent agreements or other documents related to such transfer at the Pledgee’s request when the Pledgee transfers its rights and obligations under the Transaction Agreement.

9.5

If the Pledgee changes according to the Transaction Agreement or this Agreement, the Pledgors and Party C shall enter into a new Equity Interest Pledge Agreement with the new Pledgee according to the same articles and requirements of this Agreement, and handle corresponding formalities for pledge registration.

9.6

The Pledgors shall strictly comply with provisions of this Agreement and other agreements executed by the Pledgors, including Transaction Agreement, and perform the obligations under this Agreement and other agreements (including Transaction Agreement) without any act or omission which might affect effectiveness and enforceability of such obligations. Unless otherwise instructed by the Pledgee in writing, the Pledgors shall not exercise any remaining rights in the Equity Interest pledged under this Agreement.

10.	Termination

When the Term of the Pledge expires, this Agreement terminates, and the Pledgee shall cancel or terminate this Agreement as soon as possible to the extent feasible and practicable, and rescind the Equity Interest pledge under this Agreement. Besides, the Pledgors and Party C shall document the release of the Equity Interest pledge on Party C’s Register of Shareholders and register such cancellation with the relevant registration authority. The reasonable expenses incurred for releasing the Equity Interest pledge shall be borne by Party C. Article 12, Article 13, Article 19.1 and Article 19.2 shall survive the termination of this Agreement.

11.	Commissions and Other Expenses

All expenses and actual outlays related to this Agreement, including but not limited to lawyers’ fees, flat costs, stamp duties, any other taxes and fees, shall be borne by Party C. Party C shall fully reimburse the Pledgee for such paid taxes and fees if the Pledgee is required to bear some related taxes and fees as stipulated by applicable laws.

12.	Confidentiality

All Parties admit that all oral or written materials exchanged with respect to this Agreement are confidential. All Parties are required to keep such materials confidential. Without the prior written consent of all other Parties, no party is allowed to disclose any related materials to a third party unless in following cases: (a) such materials have been known to the public (but not disclosed by the party receiving such materials); (b) the materials are required to be disclosed by applicable laws or rules of any securities exchange; or (c) any Party of this Agreement discloses the materials to its legal adviser or financial adviser regarding the transactions specified hereunder, and such legal adviser or financial adviser is bound by the same confidentiality obligations as those under this article; or (d) any Party that is a limited partnership (or a direct or indirect affiliate or subsidiary of the limited partnership) discloses the above confidential information to the general partner, manager and existing or potential limited partners of the limited partnership. The disclosure of any confidential information by staff or organizations hired by any Party shall be deemed as such party’s disclosure of such confidential materials, and such party shall assume legal responsibilities for violating this Agreement. This article shall survive the termination of this Agreement, notwithstanding the reason of termination.

13.	Governing Laws and Dispute Resolution

13.1	The signing, effectiveness, interpretation, performance, modification and termination of this Agreement as well as dispute resolution hereunder shall be governed by the PRC laws.

13.2

In case that any dispute occurs in interpreting and performing this agreement, the Parties of this agreement shall firstly try to resolve it through negotiation in good faith. If the Parties fail to reach a consensus on such dispute resolution through negotiation within thirty(30) days as required by any Party, any Party may submit such dispute to the China International Economic and Trade Arbitration Commission, which will resolve the dispute through arbitration according to current effective arbitration rules. The arbitration shall be performed in Beijing in Chinese. The arbitration awards shall be final and binding upon all Parties. The arbitration tribunal may decide upon compensation with respect to Party C’s rights in the Equity Interest, assets or property, or compensate the Pledgee for the losses resulting from other Parties’ breach of this agreement, adjudicate compulsory remedies or order Party C to go bankrupt regarding related businesses or compulsory asset transfer. After arbitration awards take effects, any Party shall be authorized to apply to a competent court for enforcing arbitration awards. If necessary, arbitration organizations shall have rights to firstly ask the breaching party to immediately stop its defaults before giving the final awards on disputes of all Parties concerned, or prohibit the breaching party from conducting acts which might aggravate the Pledgee’s losses. Courts of Hong Kong, Cayman Islands or other competent courts (including courts of the place where Party C lives, or courts of the place where Party C’s or the Pledgee’s main assets are) shall have rights to grant or execute awards of an arbitration tribunal. They shall have rights to adjudicate or enforce temporary relief with respect to Party C’s rights and interests in the Equity Interest or property. They shall also have rights to offer temporary relief to the party making a request for arbitration by giving awards or judgments before the tribunal court forms. For instance, the breaching party may be ordered by way of court judgment or arbitrated award to immediately suspend their breaches or conduct which might further aggravate the Pledgee’s losses.

13.3

When any dispute occurs in interpreting or performing this Agreement, or any dispute is under arbitration, Parties of this Agreement shall continue to exercise their rights and performing their respective obligations under this Agreement except for disputed matters.

13.4

If any law of the PRC, rule or regulation is promulgated or revised after the date of signing this agreement, or the interpretation or applicability of such law, rule or regulation changes, the following provisions shall apply: In the case of PRC laws(a) if the revised laws or newly promulgated rules are more preferential for any Party as compared to laws, rules or regulations in effect at the time this Agreement was executed without imposing material adverse impacts upon other Parties, the Parties of this Agreement shall promptly apply for obtaining benefits from such modifications or new rules and try their best to have the application approved; or (b) the original articles of this Agreement shall prevail if such revised laws or newly enacted rules directly or indirectly impose material adverse impacts upon any Party’s economic interests under this Agreement. The Parties shall seek to be exempted from these revised laws or new rules by all lawful means. If the adverse impacts on any Party’s economic benefits cannot be alleviated according to this Agreement, all Parties shall promptly negotiate with each other and make all necessary revisions to this Agreement after the affected party notifies all other Parties and protect the affected party’s economic interests.

14.	Force Majeure

14.1

“Force majeure” means unforeseeable, unavoidable and irresistible events which make it impossible to perform this Agreement in part or in whole. Such events include but are not limited to earthquake, typhoon, flood, wars, strike, riot, government actions, or changes to laws or rules or their application.

14.2

In the event of a force majeure incident, a party’s obligations under this Agreement shall be naturally suspended for the delay caused by the incident, and the term for performing its obligations shall be extended accordingly. Such party shall not be subject to any punishment or assume any responsibility. In case of a force majeure incident, all Parties shall immediately negotiate with each other to look for a fair solution, and make every reasonable effort to minimize impacts of force majeure.

15.	Notices

15.1

All notices and other communications which are issued as required or permitted by this Agreement shall be delivered in person or sent to the Parties’ address and fax number listed in Appendix I through registered mail, postage prepaid, commercial express delivery services or fax. After notice is sent, an email shall be sent to confirm the delivery. The date of effective delivery of such notices shall be determined as follows:

15.1.1

The notices shall be deemed to have been delivered to the designated address on the date of sending or rejection if they are delivered in person, express delivery services or registered mail, postage prepaid.

15.1.2	The notices shall be deemed to have been delivered if they are successfully sent by fax (should be confirmed by the message automatically generated upon successful delivery).

15.2	Any party may issue a notice to all other Parties according to this article to inform them of the address, fax and/or email address, which can be changed from time to time.

16.	Severability

If one or more articles of this Agreement are adjudicated to be ineffective, illegitimate or unenforceable in any aspect according to any laws, rules or regulations, validity, legitimacy or enforceability of other articles of this Agreement shall not be affected or impaired in any aspect. All Parties shall strive to replace such ineffective, illegitimate or unenforceable articles with valid ones to the maximum extent permitted by laws and expected by Parties. The economic results from such invalid articles shall be as similar as possible to those from ineffective, illegal or unenforceable articles.

17.	Appendixes

Appendixes hereunder shall be integral parts of this Agreement.

18.	Effectiveness, Revision, Modification, Supplementation and Texts

18.1

This Agreement shall become effective from the date of signing by the Parties, and the Equity Interest pledge under this Agreement shall become effective from the date on which the registration authority completes the relevant registration procedures.

18.2

All revisions, modifications and supplementations of this agreement shall be in writing. They shall take effects after they are executed or stamped by all Parties hereunder and governmental registration procedures (if applicable) are completed.

18.3

If revision of this Agreement is proposed by the Stock Exchange of Hong Kong Limited or other regulatory institutions, or is required according to securities listing regulations of the Stock Exchange of Hong Kong Limited or related regulations, rules and guiding requirements, this Agreement shall be revised by the Parties reasonably.

18.4	This Agreement is made in twenty-four(24) copies. Each party shall hold one(1) copy and one (1) copy shall be reported to the registration authority. All copies shall have equal legal forces.

19.	Others

19.1

Notwithstanding any other provision of this Agreement or any other Transaction Agreement or any other document or law, the Pledgors’ obligations and liabilities under this Agreement are several and not joint.

19.2

Notwithstanding any other provision of this Agreement or any other Transaction Agreement or any other document or law, (1) The Pledgee shall not exercise any of its rights to any investor Party B under this Agreement(including but not limited to exercising the Pledge), unless the Pledgee exercises the right to all Pledgors at the same time or all directors of Cayman Company agree otherwise; (2) Investor Party B’s entire and any obligations or liabilities under this Agreement and the transaction documents are limited to the respective Equity Interest of Party C held by them. Except for the Equity Interest of Party C held by Party B, no other party may make any claim to Investor Party B’s other assets in respect of all and any obligations under this Agreement and the transaction documents; and (3) if Investor Party B violates any warranties, commitments, agreements, representations or conditions of this Agreement, the Exclusive Option Agreement, the Business Cooperation Agreement or other Transaction Agreement, the sole right of the Pledgee is only to exercise the Pledge to the Equity Interest of Party C held by the Investor Party B in accordance with Article 8 of this Agreement or exercise the right to purchase the Equity Interest of Party C held by the Investor Party B in accordance with the Exclusive Option Agreement. But Investor Party B does not assume any other liability for the Pledgee or any other person. This article shall survive the termination of this Agreement.

19.3

Except for the written revisions, supplementations or modifications made after the date of signing, this Agreement shall constitute the entire agreement concluded among all Parties hereunder regarding the subject matter of this

Agreement. It shall supersede all previous oral and written negotiations, statements and contracts concluded regarding the subject matter of this Agreement.

19.4	This Agreement shall be binding upon and beneficial to all Parties’ respective heirs and authorized assignees.

19.5

Any Party may waive its rights under this Agreement, whereas such waiver shall be in writing and approved by all Parties’ signatures. Any Party’s waiver against another party’s breach of this Agreement under certain circumstance shall not be deemed as its waiver against such party’s similar breaches under other circumstances.

19.6	The headings of this Agreement are only for the convenience of reading. They shall not be used for interpreting, describing or impacting definitions under this Agreement in other aspects.

19.7	All Parties agree to promptly sign documents and take further actions which are reasonably necessary or convenient to perform this Agreement and achieve its purposes.

19.8

To the extent there is no violation of other articles of the Transaction Agreement and this Agreement, the Pledgors and Party C shall immediately take actions according to the Pledgee’s written instructions and reasonable requirements provided that the enactment or changes of any laws, rules or regulations of the PRC, or changes to the interpretation or applicability of such laws, rules or regulations, or changes to related registration procedures make the Pledgee believe that keeping this Agreement or the Pledge under this Agreement effective and/or disposing of the Equity Interest in ways designated under this Agreement may become illegal or violate such laws, rules or regulations, in order to: (a) keep this Agreement and the Pledge hereunder effective; (b) for the convenience of disposition of the Equity Interest in ways specified by this Agreement; and/or (c) maintain the guarantees which have been or are to be established by this Agreement.

19.9

This Agreement is a legal document independent of Transaction Agreement and other security documents, the invalidity of which shall not affect all Parties’ rights or obligations under this Agreement. If Transaction Agreement or other security documents are announced to be invalid, but the Pledgors still have remaining Contract Obligations and/or Party C still owes Secured Indebtedness to the Pledgee, the Equity Interest under this Agreement shall still be used as collateral for pledging the Contract Obligations and Secured Indebtedness until the Secured Indebtedness is fully repaid and all Contract Obligations are performed.

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written.

Genetron (Tianjin) Co., Ltd. (seal)

/s/ Seal of Genetron (Tianjin) Co., Ltd.

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Legal Representative

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written.

Genetron Health (Beijing) Co., Ltd. (seal)

/s/ Seal of Genetron Health (Beijing) Co., Ltd.

By:	/s/ Wang Sizhen
Name: Wang Sizhen
Title: Legal Representative

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written.

Wang Sizhen

By:	/s/ Wang Sizhen

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written.

Wei Shuyan

By:	/s/ Wei Shuyan

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written.

Wang Xiaoge

By:	/s/ Wang Xiaoge

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written.

Beijing Genetron Junmeng Investment Management Center (Limited Partnership) (seal)

/s/ Seal of Beijing Genetron Junmeng Investment Management Center (Limited Partnership)

The Authorized Representative:	/s/ Wang Sizhen

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Zhuhai Genetron Junhe Investment Management Center (Limited Partnership) (seal)

/s/ Seal of Zhuhai Genetron Junhe Investment Management Center (Limited Partnership)

The Authorized Representative:	/s/ Wang Sizhen

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Beijing Genetron Junlian Investment Management Center (Limited Partnership) (seal)

/s/ Seal of Beijing Genetron Junlian Investment Management Center (Limited Partnership)

The Authorized Representative:	/s/ Gao Jing

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership) (seal)

/s/ Seal of Shenzhen Jiadao Gongcheng Equity Investment Fund (Limited Partnership)

The Authorized Representative:	/s/ Kung Hung Ka

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Shenzhen Haixia Life Science Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Shenzhen Haixia Life Science Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Sun Junjie

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Yueyin (Tianjin) Asset Management Center (seal)

/s/ Seal of Yueyin (Tianjin) Asset Management Center

The Authorized Representative:	/s/ Zheng Yufen

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Gongqingcheng Sharing Houde Guoqian Innovative Investment Management Partnership (Limited Partnership) (seal)

/s/ Seal of Gongqingcheng Sharing Houde Guoqian Innovative Investment Management Partnership (Limited Partnership)

The Authorized Representative:	/s/ Huang Fanzhi

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Yi Kang (Ningbo) Medical Investment Management Co., Ltd. (seal)

/s/ Seal of Yi Kang (Ningbo) Medical Investment Management Co., Ltd.

The Authorized Representative:	/s/ Li Yuanyuan

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Suzhou Sharing High-Tech Medical Industry Venture Capital Investment Enterprise (Limited Partnership) (seal)

/s/ Seal of Suzhou Sharing High-Tech Medical Industry Venture Capital Investment Enterprise (Limited Partnership)

The Authorized Representative:	/s/ Bai Wentao

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Shanghai Yuanxing Yinshi Equity Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Zhuo Fumin

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Zhuhai Jinchang Junyu Management Consulting Center (Limited Partnership) (seal)

/s/ Seal of Zhuhai Jinchang Junyu Management Consulting Center (Limited Partnership)

The Authorized Representative:	/s/ Wang Sizhen

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Shenzhen Shenshang Xingye Venture Capital Fund Partnership (Limited Partnership) (seal)

/s/ Seal of Shenzhen Shenshang Xingye Venture Capital Fund Partnership (Limited Partnership)

The Authorized Representative:	/s/ Lin Muxiong

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Shenzhen Chuanjiabao Venture Capital Fund Enterprise (Limited Partnership) (seal)

/s/ Seal of Shenzhen Chuanjiabao Venture Capital Fund Enterprise (Limited Partnership)

The Authorized Representative:	/s/ Wu Shan

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IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Yueyin Xinxin (Tianjin) Asset Management Center (Limited Partnership) (seal)

/s/ Seal of Yueyin Xinxin (Tianjin) Asset Management Center (Limited Partnership)

The Authorized Representative:	/s/ Zheng Yufen

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Zhuhai Hengqin Kunming Phase II Venture Capital Center (Limited Partnership) (seal)

/s/ Seal of Zhuhai Hengqin Kunming Phase II Venture Capital Center (Limited Partnership)

The Authorized Representative:	/s/ Lai Xiaoli

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Shenzhen Sharing Precision Medical Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Shenzhen Sharing Precision Medical Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Bai Wentao

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Zhongsen Lvjian International Technology Co., Ltd. (seal)

/s/ Seal of Zhongsen Lvjian International Technology Co., Ltd.

The Authorized Representative:	/s/ Zhu Qingyuan

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Ningbo Meishan Bonded Port Area Xianggong Investment Partnership (Limited Partnership) (seal)

/s/ Seal of Ningbo Meishan Bonded Port Area Xianggong Investment Partnership (Limited Partnership)

The Authorized Representative:	/s/ Cai Cong

(This page is intentionally left blank and is the signing page of this Equity Interest Pledge Agreement)

IN WITNESS WHEREOF, the Parties have executed this Equity Interest Pledge Agreement as of the date and at the address first above written

Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership) (seal)

/s/ Seal of Guangxi Yueyin Dade Investment Management Partnership (Limited Partnership)

The Authorized Representative:	/s/ Zheng Yufen